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                       AMENDMENT DATED SEPTEMBER 21, 1998
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         This Amendment, dated as of September 21, 1998 (the "Amendment"), amends that certain Agreement and Plan of Merger dated as of June 3, 1998 by and between PMC Commercial Trust and Supertel Hospitality, Inc. (the "Merger Agreement").

         1. Extension of Time. The parties hereby agree to extend the date with respect to certain matters by amending the following provisions of the Merger Agreement as set forth below:

         (i) Section 10.2(a) is hereby amended to replace the date "November 30, 1998" with the date "December 31, 1998";

         (ii) Sections 10.3(c) and (d) are each respectively amended to replace the dates "October 31, 1998" with "November 30, 1998"; and

         (iii) Sections 10.4(b) and (c) are each respectively amended to replace the dates "October 31, 1998" with "November 30, 1998"; and

         (iv) Section 8.21 is hereby amended to replace "December 31, 1998" with "January 31, 1999."

         2. No Further Amendments. Except as provided above, the Merger Agreement is not further amended.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                  PMC COMMERCIAL TRUST


                                  By:   /s/ Lance B. Rosemore
                                     ------------------------------------------
                                     Lance B. Rosemore
                                     President and Chief Executive Officer


                                  SUPERTEL HOSPITALITY, INC.


                                  By:   /s/ Paul J. Schulte
                                     ------------------------------------------
                                     Paul J. Schulte
                                     President and Chief Executive Officer